J.L. Allen Exploration Ventures, L.L.C.

Reagan H. Newton
Land Manager

November 1, 2006

Century Petroleum Corp.
9595 Six Pines,
Building 8, Level 2
The Woodlands, TX 77380

Attn: Mr. James B. Hersch

Re: Letter Agreement
Thunder Stud Participation Agreement
Thunder Stud Prospect
Calcasieu Parish, LA & Orange County, TX

Gentlemen:

Reference is made to (1) that certain Participation Agreement ("Agreement") between J.L. Allen Exploration Ventures, LLC and McCombs Energy, LP, Kossak Oil & Gas, LP, et al., and the Model Form Operating Agreement ("Operating Agreement") attached thereto, each dated July 7, 2006, covering the Thunder Stud Prospect, Calcasieu Parish, Louisiana and Orange County, Texas, (2) the First Amendment to the Participation Agreement, dated July 11, 2006, and (3) the Second Amendment to the Participation Agreement, dated September 1, 2006 (collectively the "Agreements"). As provided in the Agreements, Kossak Oil & Gas, LP ("KOG") has acquired an undivided five percent (5.0%) of 8/8ths interest in the Thunder Stud Prospect and the Leases covering same. Further, KOG has agreed to participate for its 5.0% interest in all costs, risks and expenses attributable to drilling an 18,000' Yegua initial test well ("ITW") on the Thunder Stud Prospect in accordance with and pursuant to the Agreements. KOG desires to sell a 4.0% interest in the Thunder Stud Prospect to CPC, the Leases therein and ITW to be drilled thereon and Century Petroleum Corp. ("CPC") desires to acquire such 4.0% interest and with all rights, obligations and liabilities attributable thereto from KOG. For the purposes hereof, the terms used in this Letter Agreement shall have the same meaning ascribed to such terms in the Agreements. When accepted by CPC and KOG, this Letter Agreement shall evidence the understanding and agreement of CPC to purchase, and KOG to sell, a 4.0% interest in Thunder Stud Prospect and the ITW to be drilled thereon. In consideration of the mutual benefits to be derived herefrom, it is hereby agreed as follows:

1. Copies of the executed Agreements are herewith provided to CPC. Access to the Leases is available to CPC at the offices of J.L. Allen Exploration Ventures, LLC ("JLAEV") during regular office hours. Copies of the Leases will also be provided to CPC, should it so desire, after CPC first gives a written request for same to JLAEV.

2. It is understood that the Thunder Stud Prospect has been sold in its entirety by JLAEV and the interest being acquired by CPC hereunder is being sold by, and acquired from, KOG; provided, however, the assignment of such 4.0% interest to CPC shall be made by JLAEV who presently holds record title to the Leases pending obtaining all necessary consents to assign same.

3. It is further understood that there are ongoing activities associated with permitting, unitization, lease negotiations, title preparation, etc. on the Thunder Stud Prospect in preparation for drilling

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the ITW thereon, and CPC shall pay its proportionate share of all such costs as provided and in accordance with the Agreements.

4. By accepting this Letter Agreement, CPC herewith agrees to purchase from KOG, and KOG agrees to sell and assign, or cause to be assigned, to CPC, an undivided 4.0% of 8/8ths interest in the Thunder Stud Prospect and the Leases covering same, and CPC shall participate for its 4.0% of 8/8ths interest in drilling the ITW thereon by paying 4.0% of 8/8ths of all costs attributable thereto, including, but not limited to, land, legal, brokerage, permitting, surveying, acquisition, seismic processing, consulting and similar costs, and all subsequent operations to be conducted thereon, in accordance with and pursuant to the Agreements. A copy of the AFE for the ITW is attached hereto as Exhibit "A" and made a part hereof. CPC shall return an executed copy of the signature page to the AFE to JLAEV along with an executed copy of this Letter Agreement and the cash consideration as provided below.

5. CPC hereby ratifies, confirms and adopts all of the terms and conditions of the Agreements.

6. On or before Tuesday, November 7, 2006, CPC will deliver payment consideration to JLAEV in the total amount of $222,551.96 being (i) $180,000.00 as the Prospect Fee (4.0% of $4,500,0000) and (ii) $42,551.96 in estimated expenses incurred subsequent to July 7, 2006 (4.0% of $1,063,798.94). It is agreed that JLAEV shall be responsible for properly disbursing said funds.

7. CPC will receive an assignment of its interest in the Thunder Stud Leases at the same time as the other working interest partners in the Thunder Stud Prospect, in accordance with the terms and conditions of the Agreements.

8. CPC (i) waives any further due diligence and (ii) warrants that it accepts all representations made by JLAEV and KOG as having been made in good faith and (iii) CPC shall have no recourse against JLAEB or KOG for errors other than as set out in the Agreements.

9. The parties hereto agree to execute and deliver all such other and additional instruments and documents and to do all such other and further acts as may be necessary to fully and effectively grant, convey and assign the rights, titles, interest and estates intended pursuant to the terms of this Agreement. This Letter Agreement may be executed in counterparts.

If CPC and KOG are in agreement with the foregoing, please indicate by retuning a signed copy of the acceptance page to this Commitment Letter to the undersigned by 5:00 PM Tuesday, November 7, 2006. CPC shall also deliver payment to JLAEV in the total amount of $222,551.96 and an executed signature page to the attached AFE by said time and date, or this agreement shall, at KOG's sole discretion, ipso facto terminate and be of no further force or effect. A faxed acceptance of this agreement may be accepted as an original binding agreement.

Yours truly,

Reagan Martin

UNDERSTOOD, AGREED AND ACCEPTED THIS _____ DAY OF NOVEMBER, 2006:

Century Petroleum Corp.

[signature]
Signature

JAMES B. HERSCH
Printed Name

CEO CENTURY PET. CORP.
Title

NOV 7th 2006
Date

Kossak Oil & Gas, LP

____
Signature

Jeffery Kossak
Printed Name

General Partner
Title

____
Date

UNDERSTOOD, AGREED AND ACCEPTED THIS 3rd DAY OF NOVEMBER, 2006:

Century Petroleum Corp.	**Kossak Oil & Gas, LP**
______________________	[signature]
Signature	Signature
______________________	Jeffery Kossak
Printed Name	Printed Name
______________________	General Partner
Title	Title
______________________	10-03-06
Date	Date